FIRST AMENDMENT

TO

AMR CORPORATION

1994 DIRECTORS STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT TO AMR CORPORATION 1994 DIRECTORS STOCK INCENTIVE PLAN, is made this 17th day of November, 2008, by AMR Corporation (the “Company”).

PREAMBLE

The Company established the AMR Corporation 1994 Directors Stock Incentive Plan, as amended (the “Plan”) to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the directors with a direct economic interest in the Common Stock of the Company.  Since the adoption of the Plan, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and requires amendment of the Plan.  Such required amendments are accomplished by adoption of this instrument, which is effective as of January 1, 2005.  Except as amended by this instrument, the Plan shall remain in full force and effect.

AMENDMENTS

1.           Section 2(e) of the Plan is hereby amended by the addition of the following language, at the end thereof:

“Notwithstanding the foregoing, with respect to any Deferred Share not vested under the terms of this Plan on or before December 31, 2004, a Change in Control shall be deemed to have occurred only if the event is also a change in ownership of the Company, or change in effective control of the Company, or change in ownership of a substantial portion of the Company’s assets, in each case as defined in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.  For such purpose the specified percentages in Treasury Regulation 1.409A-3(i)(5)(v), (vi) and (vii) or successor guidance thereto shall be utilized, rather than any elective percentage.  The determination of the occurrence of a Change in Control shall be made by the Board, consistent with the definition of such term as contained in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.”

2.           Section 2(k) of the Plan is hereby amended by the addition of the following language, at the end thereof:

“Notwithstanding the foregoing, with respect to any Deferred Share not vested under the terms of this Plan on or before December 31, 2004, the term “Disability” shall mean “Disability” as defined in section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended.  Determination of Disability shall be made by the Board consistently with Treasury Regulation 1.409A-3(i)(4)(i) or successor guidance thereto.”

3.           Section 9(a) of the Plan is hereby amended by the addition of the following sentence, at the end thereof:

“With respect to any Deferred Share not vested as of December 31, 2004, such Deferred Share may not be distributed until the later of any date specified above or a date that is within thirty (30) days after the Eligible Director has a “separation from service” within the meaning of Treasury Regulation 1.409A-1(h) or successor guidance thereto.”

4.           Section 9(c) of the Plan is hereby amended by the addition of the following sentence, at the end thereof:

“This Section 9(c) is inapplicable to any Deferred Share not vested on or before December 31, 2004.”

5.           Section 13(a) of the Plan is hereby amended by the addition of the following sentence, at the end thereof:

“Any distribution on termination of the Plan shall be made only in a manner permitted by Treasury Regulation 1.409A-3(j)(4)(ix).”

This First Amendment to AMR Corporation 1994 Directors Stock Incentive Plan is executed this 17th day of November, 2008, and is effective as of January 1, 2005.

AMR CORPORATION

By:
Its:           Corporate Secretary

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